          As filed with the Securities and Exchange Commission on June 2, 2000.

                                                    Registration No. 333-______

                            SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C.  20549

                                       ------------

                                         FORM S-8
                                 REGISTRATION STATEMENT
                                          Under
                               THE SECURITIES ACT OF 1933


                               SOUTHWALL TECHNOLOGIES INC.
               (Exact name of registrant as specified in its charter)


                                        94-2251470
                           (I.R.S. employer identification no.)

                                         DELAWARE
               (State or other jurisdiction of incorporation or organization)

                    1029 CORPORATION WAY, PALO ALTO, CALIFORNIA  94303
                   (Address of principal executive offices)   (Zip Code)


                             1997 EMPLOYEE STOCK PURCHASE PLAN
                                  (Full title of the plans)


                                      BILL R. FINLEY
             VICE PRESIDENT OF FINANCE, CHIEF FINANCIAL OFFICER AND SECRETARY
                                 SOUTHWALL TECHNOLOGIES INC.
                                    1029 CORPORATION WAY
                                PALO ALTO, CALIFORNIA  94303
                         (Name and address of agent for service)

                                      (650) 962-9111
                (Telephone number, including area code, of agent for service)


                              CALCULATION OF REGISTRATION FEE

=========================================================================================
                                               Proposed     Proposed
    Title of securities         Amount         maximum      maximum        Amount
          to be            to be registered    offering     aggregate        of
       registered                (1)           price per    offering    registration
                                               share (2)    price (2)       fee
    -------------------    ----------------    ---------    ---------   ------------
    COMMON STOCK,              75,000            $7.75      $581,250       $153.45
    $.001 PAR VALUE
==========================================================================================


(1) This registration statement shall also cover any additional number of shares as may be required pursuant to the plans in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the average of the high and low prices of the Common Stock as reported on the NASDAQ National Market on May 25, 2000.

                                   EXPLANATORY NOTE

      This Registration Statement has been prepared in accordance with the requirements of Form S-8, as amended, and relates to 75,000 shares of Common Stock, $.001 par value per share, of Southwall Technologies Inc. (the "Company"), which represent the increase in the number of shares issuable under the Company's 1997 Employee Stock Purchase Plan (the "Plan") approved by the Board of Directors of the Company on May 25, 2000. The Company previously filed with the Securities and Exchange Commission (the "Commission"), on August 25, 1997, a Registration Statement on Form S-8 (File No. 333-34287), covering 100,000 shares of the Company's Common Stock then reserved for issuance under the Plan.

                                         PART II

                    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.      INCORPORATION BY REFERENCE.

      The following documents are hereby incorporated by reference in this Registration Statement:

      (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999, containing the Company's audited financial statements for the fiscal year then ended;

      (b) The Company's Quarterly Report on Form 10-Q for the quarter ending April 2, 2000; and

      (c) The description of the Company's Common Stock contained in (i) the Company's registration statement No. 0-15930 on Form 8-A filed with the Commission on July 6, 1987, under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), including any amendment or report filed for the purpose of updating such description.

      In addition, all documents filed by the Company after the initial filing date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all shares registered hereunder have been sold or which de-registers all shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.      DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6.      INDEMNIFICATION OF OFFICERS AND DIRECTORS

        Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "1933 Act"). Southwall's Bylaws provide for mandatory indemnification of its directors and permissible indemnification of officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Southwall's Certificate of Incorporation provides that, under the Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to Southwall and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Southwall for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Southwall has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide Southwall's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.      EXHIBITS.

4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-15930 on Form 8-A, which is incorporated herein by reference under the Item 3(c) of this Registration Statement.
5      Opinion and consent of Choate, Hall & Stewart
23.1   Consent of PricewaterhouseCoopers LLP.
23.2   Consent of Choate, Hall & Stewart is contained in Exhibit 5.
24     Power of Attorney.
99.1 The Company's 1997 Employee Stock Purchase Plan (as amended and restated as of May 25, 2000).

ITEM 9.      UNDERTAKINGS

      (a)    The Company hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Company hereby undertakes that, for purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto in the State of California, on June 2, 2000.

                                        SOUTHWALL TECHNOLOGIES INC.
                                        (Registrant)


                                        By:
                                           Thomas G. Hood
                                           President, Chief Executive Officer,
                                           and Director